Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

New Cobra Pubco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock	457(c), 457(f)(1)	219,279,693(1)	N/A	$8,391,187,744.86(2)	0.00015310	$1,284,690.84(3)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$8,391,187,744.86		$1,284,690.84

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$1,284,690.84

(1)

Represents the maximum number of shares of Class A Common Stock of New Cobra Pubco, Inc. (“New Viper”) issuable upon the completion of the transactions described in this registration statement based on the sum of:

•

(x) the sum of (i) the number of shares of Class A Common Stock of Sitio Royalties Corp. (“Sitio”) issued and outstanding as of June 25, 2025, (ii) the number of shares of Class C Common Stock of Sitio issued and outstanding as of June 25, 2025, including shares of Class C Common Stock that form part of unit awards of Sitio Royalties Operating Partnership, LP (which, together with a corresponding number of units of Sitio Royalties Operating Partnership, LP, are exchangeable for Class A Common Stock of Sitio on a 1-1 basis), and (iii) an estimate of the maximum number of shares of Class A Common Stock of Sitio issuable pursuant to the settlement of restricted stock unit awards (including, for avoidance of doubt, performance-based restricted stock unit awards (assuming 100% performance) and deferred restricted stock unit awards) of Sitio, (i) – (iii) collectively equal to 153,701,120 multiplied by (y) the exchange ratio of 0.4855 shares of Class A Common Stock of New Viper for each share of Class A Common Stock of Sitio; and

•

(x) the sum of (i) the number of shares of Class A Common Stock of Viper Energy, Inc. (“Viper”) issued and outstanding as of June 25, 2025, excluding shares of Class A Common Stock of Viper, if any, held by the stockholders of Viper that provided the Viper Written Consent (as defined in the Registration Statement), (ii) the number of shares of Class B Common Stock of Viper issued and outstanding as of June 25, 2025 (which, together with a corresponding number of units of Viper Energy Partners LLC, are exchangeable for Class A Common Stock of Viper on a 1-1 basis), excluding shares of Class B Common Stock of Viper held by the stockholders of Viper that provided the Viper Written Consent (as defined in the Registration Statement) and including options to acquire shares of Class B Common Stock of Viper, and (iii) an estimate of the maximum number of shares of Class A Common Stock of Viper issuable pursuant to the settlement of restricted stock unit awards (including, for avoidance of doubt, restricted stock units subject to performance-based vesting (assuming maximum performance)) of Viper collectively equal to 144,657,799 multiplied by (y) the exchange ratio of 1 share of Class A Common Stock of New Viper for each share of Class A Common Stock of Viper.

(2)

Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, the proposed maximum aggregate offering price is equal to the sum of:

•

(x) 153,701,120 (the number of shares of Class A Common Stock of Sitio calculated in accordance with part (x) in the first bullet point in footnote (1)), multiplied by (y) $18.51 (the average of the high and low prices of shares of Class A Common Stock of Sitio as reported on NYSE on June 25, 2025); and

•

(x) 144,657,799 (the number of shares of Class A Common Stock of Viper calculated in accordance with part (x) in the second bullet point in footnote (1)), multiplied by (y) $38.34 (the average of the high and low prices of shares of Class A Common Stock of Viper as reported on Nasdaq on June 24, 2025)

(3)	Calculated pursuant to Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.00015310.